EXHIBIT 99.1

Corvus Pharmaceuticals Announces Publication of Preclinical Study Results Demonstrating CPI-444 Antitumor Activity as Monotherapy and in Combination with Anti-PD-1 Therapy in Cancer Immunology, Immunotherapy

Research elucidated novel mechanisms of CPI-444 indicating broad effects on several checkpoints

BURLINGAME, Calif., June 28, 2018 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ:CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies, today announced publication of results of preclinical studies of CPI-444 conducted by researchers at Johns Hopkins University School of Medicine. The data showed that CPI-444 administered as monotherapy suppressed tumor growth and improved survival in animal tumor models, and CPI-444 administered in combination with anti-PD-1 therapy dramatically improved antitumor immune responses over either agent used alone. The results were published online this month in the journal Cancer Immunology, Immunotherapy (CII), in a publication titled “Inhibition of the adenosine A2a receptor modulates expression of T cell coinhibitory receptors and improves effector function for enhanced checkpoint blockade and ACT (adoptive cellular therapy) in murine cancer models,” and can be accessed here.

CPI-444, Corvus’ lead product candidate, is a selective and potent inhibitor of the adenosine A2A receptor. It is currently being evaluated in early-stage clinical trials in patients with various solid tumors as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody.

“These newly published studies add to the growing scientific and clinical evidence of the importance of the adenosine pathway in modulating immune responses in cancer. The results provide further evidence that the A2A receptor may serve as a crucial regulator of immune response, and confirms the potential of CPI-444 in cancer therapy,” said Richard A. Miller, M.D., an oncologist and co-founder, president and chief executive officer of Corvus. “CPI-444 has been studied in more than 250 patients to date both as a monotherapy and in combination with an anti-PD-L1 antibody. To our knowledge, it is the only A2A receptor antagonist to reproducibly show anti-tumor activity as a monotherapy in preclinical and clinical studies. We are currently enrolling patients in a Phase 1/1b trial in renal cell cancer and in a Phase 1b/2 trial in non-small cell lung cancer.”

Results of the preclinical studies conducted by researchers at the Sidney Kimmel Comprehensive Cancer Research Center and Bloomberg~Kimmel Institute for Cancer Immunotherapy at Johns Hopkins University School of Medicine, showed that CPI-444:

  Administered as monotherapy suppressed tumor growth and improved survival in two animal models of colon tumors -- CT26, which is very resistant to checkpoint blockade, and MC38.
  Enhanced the efficacy of anti-PD-1 immunotherapy. The combination therapy dramatically improved tumor regression and animal survival in both the CT26 and MC38 colon tumor models. The effect was particularly marked in the CT26 tumor model, which showed a 70 percent cure rate.
  Dramatically enhanced immune responses in models of tumor immunity, augmented immune memory responses to viral antigens, and enhanced adoptive cellular therapy (ACT) in an animal model of melanoma.
  Suppressed the expression of multiple checkpoint pathways, including PD-1, LAG-3, TIM-3 and CTLA-4, on both CD8 positive and T reg cells (which play an important role in regulating antitumor immune responses). The most significant effects were seen in tumor-draining lymph nodes.
  Increased the function of killer T cells (CD8+) in tumor infiltrating cells.

ABOUT CPI-444
CPI-444 is a small molecule, oral, checkpoint inhibitor designed to disable a tumor’s ability to subvert attack by the immune system by blocking the binding of adenosine in the tumor microenvironment to the A2A receptor. Adenosine, a metabolite of ATP (adenosine tri-phosphate), is produced within the tumor microenvironment where it may bind to the adenosine A2A receptor present on immune cells and block their activity. CD39 and CD73 are enzymes on the surface of tumor cells and immune cells. These enzymes work in concert to convert ATP to adenosine. In vitro and preclinical studies have shown that dual blockade of CD73 and the A2A receptor may be synergistic.

ABOUT CORVUS PHARMACEUTICALS
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidate, CPI-444, a small molecule inhibitor of the A2A receptor, is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. In May 2017, Corvus and Genentech expanded the collaboration and are now conducting a trial of CPI-444 and atezolizumab in patients with non-small cell lung cancer (NSCLC) who have failed prior therapies with anti-PD-(L)1 and platinum based chemotherapy. Corvus is evaluating a second product candidate, CPI-006, a humanized monoclonal antibody directed against CD73, in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. For more information, visit www.corvuspharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-144 and the potential importance of the adenosine pathway in modulating immune responses in cancer. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission on May 3, 2018, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of CPI-144; and the results of preclinical studies may not be predictive of future results. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The links provided herein (other than to Corvus’ website) are to websites owned and operated by third parties. These links are provided for your information and convenience only and are not an endorsement by Corvus of the content of such linked websites. Corvus has no control of the content of any linked website and is not responsible for these websites or their content or availability. Corvus therefore makes no warranties or representations, express or implied about such linked websites, the third parties they are owned and operated by or the information contained on them.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
650 900 4522
LLea@corvuspharma.com

MEDIA CONTACT:
Julie Normart
W2O pure
+1-415-946-1087
jnormart@w2ogroup.com